Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

dated as of

May 22, 2019

among

ANTONIO LUIZ DA CUNHA SEABRA

LUCIA HELENA RIOS SEABRA

GUILHERME PEIRÃO LEAL

PEDRO LUIZ BARREIROS PASSOS

UTOPIA PARTICIPAÇÕES S.A.

FELIPE PEDROSO LEAL

RICARDO PEDROSO LEAL

PASSOS PARTICIPAÇÕES S.A

FUNDO DE INVESTIMENTO DE AÇÕES VEREDAS - INVESTIMENTO NO EXTERIOR

NATURA HOLDING S.A.

NATURA COSMÉTICOS S.A.

and

AVON PRODUCTS, INC.

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (as the same may be amended from time to time in accordance with its terms, this “Agreement”) is entered into as of May 22, 2019, by and among the parties identified below (“Parties” or, individually, a “Party”), on the one side:

I.
ANTONIO LUIZ DA CUNHA SEABRA, Brazilian, married, resident and domiciled in the city of São Paulo, State of São Paulo, at Rua Amauri 255, 17th floor, ZIP CODE 01448-000, bearer of Identity Card RG No. 3.524.557-8-SSP/SP and enrolled with the CPF under No. 332.927.288-00 (“Luiz Seabra”);

II.
LUCIA HELENA RIOS SEABRA, Brazilian, married, resident and domiciled in the city of São Paulo, State of São Paulo, at Rua Amauri 255, 17th floor, ZIP CODE 01448-000, bearer of Identity Card RG No. 15.275.178-6 SSP/SP and enrolled with the CPF under No. 055.336.688-29 (“Lucia Seabra”);

III.
GUILHERME PEIRÃO LEAL, Brazilian, married, resident and domiciled in the city of São Paulo, State of São Paulo, at Rua Amauri 255, 17th floor, ZIP CODE 01448-000, bearer of Identity Card RG No. 4.105.990-6—SSP/SP and enrolled with the CPF under No. 383.599.108-63  (“Guilherme Leal”);

IV.
PEDRO LUIZ BARREIROS PASSOS, Brazilian, married, resident and domiciled in the city of São Paulo, State of São Paulo, at Rua Amauri 255, 9th floor, ZIP CODE 01448-000, bearer of Identity Card RG No. 4.700.753-9 SSP/SP and enrolled with the CPF under No. 672.924.618-91 (“Pedro Passos”);

V.
UTOPIA PARTICIPAÇÕES S.A., a Brazilian closely held corporation, duly organized and validly existing under the laws of Brazil, with its principal place of business in the city of São Paulo, State of São Paulo, at Rua Amauri 255, 17th floor, ZIP CODE 01448-000, enrolled with the CNPJ under No. 04.819.657/0001-36 (“Utopia”), herein represented in accordance with its By-laws;

VI.
FELIPE PEDROSO LEAL, Brazilian, married, resident and domiciled in the city of São Paulo, State of São Paulo, at Rua Rodésia, 106 - office 13 — Vila Madalena, ZIP CODE 05435-020, bearer of Identity Card No. 23.434.078-2-SSP/SP and enrolled with the CPF under No. 252.495.598-24 (“Felipe Leal”);

VII.	RICARDO PEDROSO LEAL, Brazilian, married, resident and domiciled in the city of São Paulo, State of São Paulo, at Rua Rodésia, 106 - office 13 — Vila Madalena, ZIP CODE 05435-020, bearer of

Identity Card No. 23.434.121-X-SSP/SP and enrolled with the CPF under No. 269.535.658-70 (“Ricardo Leal”);

VIII.
PASSOS PARTICIPAÇÕES S.A, a Brazilian closely held corporation, duly organized and validly existing under the laws of Brazil, with its principal place of business in the city of São Paulo, State of São Paulo, at Rua Amauri 255, 9th floor, ZIP CODE 01448-000, enrolled with the CNPJ under No. 05.561.635/0001‑81 (“Passos”), herein represented in accordance with its By-laws;

IX.
FUNDO DE INVESTIMENTO DE AÇÕES VEREDAS - INVESTIMENTO NO EXTERIOR, a Brazilian investment fund, duly organized and validly existing under the laws of Brazil, with its principal place of business in the city of Rio de Janeiro, State of Rio de Janeiro, at Praia de Botafogo, n.º 501, 5th floor (part), Torre Corcovado, Botafogo, ZIP CODE 22250-040, enrolled with the CNPJ under No. 19.959.932/0001-94, managed by SPN Gestão de Investimentos Ltda, a company authorized by CVM to manage securities portfolios, headquartered in the city of São Paulo, State of São Paulo, at Rua Amauri, 255, 9th floor, ZIP CODE 01448-000, enrolled with the CNPJ under No. 05.825.277/0001-77  (“FIA Veredas”, and together with Luiz Seabra, Lucia Seabra, Guilherme Leal, Pedro Passos, Utopia, Felipe Leal, Ricardo Leal and Passos, the “Founding Controlling Parent Shareholders”), herein represented in accordance with its By-laws;

X.
NATURA COSMÉTICOS S.A., a Brazilian corporation, duly organized and validly existing under the laws of Brazil, with its principal place of business in the city of São Paulo, State of São Paulo, at Avenida Alexandre Colares, 1.188, Vila Jaguara, CEP 05106-000 , enrolled with the CNPJ under No. 71.673.990/0001-77 (“Nectarine”), herein represented in accordance with its By-laws;

XI.
NATURA HOLDING S.A., a Brazilian corporation, duly organized and validly existing under the laws of Brazil, with its principal place of business in the city of Cajamar, State of São Paulo, at Via de Acesso Km 30.5, Building “C”, Room A, Itaim Empresarial, CEP 07790-190, enrolled with the CNPJ under No. 32.785.497/0001-97  (“HoldCo”);

And:

XII.
AVON PRODUCTS, INC., a corporation, duly organized and validly existing under the laws of the State of New York, with its principal executive offices at Building 6, Chiswick Park, London W4 5HR, United Kingdom (“Apple”), herein represented in accordance with its organizational documents.

W I T N E S S E T H :

WHEREAS, on the date hereof, contemporaneously with the execution of this Agreement, Apple, Nectarine and certain other parties, entered into that certain Agreement and Plan of Mergers (“Merger Agreement”), which sets forth the terms and conditions upon which Nectarine, through HoldCo, and Apple intend to combine their business, by means of a merger and payment in HoldCo’s stock;

WHEREAS, as a condition and inducement to Apple’s willingness to enter into the Merger Agreement, Apple has requested that the Founding Controlling Parent Shareholders agree to enter into this Agreement;

WHEREAS, the Utopia Restructuring is currently underway and as a result of such Utopia will cease to be a stockholder of Nectarine and Felipe Leal and Ricardo Leal will become direct stockholders of Nectarine, and Guilherme Leal will increase its direct interest in Nectarine, as further described herein;

WHEREAS, the Founding Controlling Parent Shareholders, directly or indirectly, in the aggregate, hold title and are the legitimate owners of shares representing 50,54652262% of the total voting capital stock of Nectarine;

WHEREAS, a condition for closing of the transactions of the Merger Agreement is the corporate restructuring of Nectarine, pursuant to which several actions from Nectarine and the Founding Controlling Parent Shareholders will be required as further described herein; and

WHEREAS, the Founding Controlling Parent Shareholders wish to enter into this Agreement so that, subject to the terms and conditions of the Merger Agreement, they commit to take all actions and to vote on any matters and to cause all actions to be taken under their control as necessary to approve the transactions set forth in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01.   Definitions. Unless otherwise defined herein, capitalized terms and expressions used but not defined herein shall have the same meaning ascribed to them in the Merger Agreement.

Section 1.02.   Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents, headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “, but not limited to,” whether or not they are in fact followed by those words or words of like import. The terms “dollars”, “$” and “U.S. $” shall mean United States dollars, the lawful currency of the United States of America. The word “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Except as otherwise specifically provide in this Agreement, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, supplemented or modified, including (i) in the case of agreements or instruments, by waiver or consent, and (ii) in the case of statutes, by succession of comparable successor statutes and any rules, regulations or interpretations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
Bound Shares

Section 2.01.   Shares Bound to this Agreement. All of the shares, equity or voting securities or interests issued and outstanding of Nectarine and HoldCo held directly or indirectly by any of the Founding Controlling Parent Shareholders on the date hereof, in addition to any shares, equity or voting securities or interests issued by Nectarine and HoldCo that, at any time and by any means, are subscribed, acquired or by any other means come to be held directly or indirectly by the Founding Controlling Parent Shareholders shall be subject to this Agreement (“Bound Shares”). For the purposes of this Agreement, Bound Shares also include: (i) shares, equity or voting securities or interests resulting from bonuses, dividends or distributions that are capitalized or otherwise attributed to the Bound Shares, from the splitting or grouping of the Bound Shares; (ii) shares, equity or voting securities or interests arising from the subdivision, reclassification, exchange, capitalization of credits, profits or other reserves, conversion, merger (including of shares), consolidation, spin-off, recapitalization, readjustment or other similar transaction or other type of corporate reorganization and, in any case, arising from the Bound Shares (including the Profit Capitalization and the HoldCo Capital Reserve Capitalization (each as defined in the Parent Disclosure Letter)); or (iii) new shares, equity or voting securities or interests subscribed to in the exercise of preemptive rights attributed to the Bound Shares, as well as warrants, options, debentures and other securities that are convertible into, or are rights to acquire, shares, equity or voting securities or interests issued by Nectarine, HoldCo or any of their successors, as applicable. It is hereby understood that any shares that are to be held by the Founding Controlling Parent Shareholders as a result of the restructurings set forth in Section 3.01 below shall also be considered Bound Shares and subject to the provisions of this Agreement.

Section 2.02.  Successors.  (a)  This Agreement binds the Bound Shares and, consequently, the Founding Controlling Parent Shareholders and their respective assignees and successors, on any account, including, in the case of individuals, their spouses, partners, curators, heirs and successors who become, for any reason, holders of the Bound Shares and/or the voting rights inherent to them (jointly referred to as “Successors”). (b) In the event of the death of any Founding Controlling Parent Shareholders, their Successors shall assume all the rights and obligations of the deceased Founding Controlling Parent Shareholder provided for in this Agreement. This assumption shall be automatic in the event of legal or testamentary succession, and the corresponding Successor shall inherit the Bound Shares in accordance with this Agreement, as well as everything attached thereto (ownerships, encumbrances, rights and obligations), in accordance with all the terms and conditions agreed upon by the Founding Controlling Parent Shareholders. The same rule also applies to the spouse and/or partner in the event of the division of assets arising from a separation, divorce and/or dissolution of steady union. In the case of judicial interdiction of a Founding Controlling Parent Shareholder or of a minor (absolutely or relatively incompetent), the curator is equally obligated and bound by the terms and conditions of this Agreement, in accordance with the legal provisions, personal statements (in public or private written documents) regarding guardianship of the interdicted person or minor. In any such event, such Successor shall promptly execute a joinder agreement substantially in the form of Exhibit I and deliver a separate written instrument contemplated in Section 5.07 in the form of Exhibit III for a transfer by succession to be permitted hereunder.

Section 2.03.  Filing. This Agreement shall be filed at the headquarters of Nectarine and of HoldCo as an agreement binding each Party, their respective shareholders, board of directors and executive officers. Each of Nectarine and HoldCo shall record the existence of this Agreement and restriction on trading of the Bound Shares (except for any transfers by succession permitted hereunder and the transfer of shares in connection with the Utopia Restructuring, which shall otherwise be restricted from trading) in its share registry book.

Section 2.04.   Depositary Institution. The Parties shall deliver a notice to the depositary institution (instituição depositária) of Nectarine’s shares, within no more than five (5) Business Days after the date hereof, informing the depositary institution of the existence of this Agreement and requesting that the existence hereof and restriction on the trading of the Bound Shares (except for any transfers by succession permitted hereunder and the transfer of shares in connection with the Utopia

Restructuring, which shall otherwise be restricted from trading) are annotated in their respective book-entry share deposit accounts.

Section 2.05.   Breaching Vote. The Parties hereby agree that Nectarine and HoldCo are hereby authorized and obligated to compute the votes of the Parties as agreed in Article 3 hereof, disregarding any opposing votes for being null and void.

Section 2.06.   Joinder Agreement. The Parties hereby agree that, in the event any shareholder of Nectarine that is currently part of the controlling block (and not party hereto) wishes to (i) adhere to this Agreement; and/or (ii) participate in the Nectarine Contribution, any such shareholder shall execute a joinder agreement, whereby the shareholder shall agree to be bound with respect to the Founding Controlling Parent Shareholders’ rights and obligations under this Agreement, substantially in the form of Exhibit I hereof. Upon execution of such joinder agreement, such shareholder shall be considered as a “Founding Controlling Parent Shareholder” for all purposes hereof. If such other controlling shareholder executing a joinder does not wish to participate in the Nectarine Contribution, such shareholder shall migrate to HoldCo together with the other Parent shareholders, under the Restructuring Merger of Shares.

ARTICLE 3
Voting Agreements And Other Covenants

Section 3.01.   Obligations of the Founding Controlling Parent Shareholders. Subject to the terms and conditions of this Agreement and of the Merger Agreement and the observation of the provisions of the Brazilian Corporation Law and applicable regulations, each of the Founding Controlling Parent Shareholders hereby irrevocably agrees to (i) perform or cause to be performed all necessary or advisable acts (in their capacity as shareholders and/or directors of Nectarine and HoldCo), (ii) cooperate with the practice of all acts necessary or advisable, and (iii) appear at any necessary meeting and to favorably cast its votes (or to instruct its respective representatives to favorably cast their votes or otherwise cause its votes to be cast favorably) in any such shareholders meetings and board of directors meetings (including, for the avoidance of doubt, any Previous Meetings (as defined in and held pursuant to Article IX of that certain Shareholders’ Agreement of Natura Cosméticos S.A. dated February 12, 2015, the “Shareholders’ Agreement”)) (as holders of Bound Shares and as directors), in each case, to:

(a)   approve and complete the Utopia Restructuring as soon as reasonably possible following the date of this Agreement, provided, for the avoidance of doubt, that this obligation shall only apply to Utopia, Guilherme Leal, Felipe Leal and Ricardo Leal, as the sole shareholders of Utopia;

(b)   approve and complete the calling and holding of a Previous Meeting, in accordance with paragraph 2 of Section 9 of the Shareholders’ Agreement, within thirty (30) Business Days following the execution of this Agreement (provided that, if not possible the Founding Controlling Parent Shareholders shall have an additional thirty (30) Business Days to call and hold such meeting), and the favorably casting of their votes in such meeting, pursuant to the terms of paragraph 3 of Section 9 of the Shareholders’ Agreement, to approve the Nectarine Contribution, the Restructuring Merger of Shares and the Mergers in accordance with Section 3.01(c) below, which approval shall bind all signatories of the Shareholders’ Agreement at the shareholder meetings of Nectarine;

(c)   in connection with the Nectarine Contribution, the Restructuring Merger of Shares and the Mergers and the other transactions contemplated by the Merger Agreement:

(i)     approve and complete prior to the Closing Date, following the conclusion of the Utopia Restructuring and except for FIA Veredas, the contribution, transfer, conveyance, assignment and delivery of all of their right, title and interest in, to and under their respective shares of the capital stock of Nectarine to HoldCo and the making of the Founders Cash Contribution to HoldCo and, in exchange receiving for each issued and outstanding share of capital stock of Nectarine so contributed a number of shares of common stock of HoldCo such that the total number of shares of HoldCo outstanding immediately following the time of such contribution equals the total number of shares of Nectarine so contributed, and the HoldCo shares issued in the contribution shall collectively constitute all of the issued and outstanding shares of HoldCo as of the time immediately following such contribution (collectively, the “Nectarine Contribution”);

(ii)     cooperate and assist as reasonably necessary, proper or advisable on its part under Applicable Laws to (A) register HoldCo as a publicly-held company with the CVM, (B) list HoldCo Shares with B3, under the Novo Mercado listing segment, and (C) establish HoldCo’s ADR Facility and list HoldCo ADS under the ADR Facility with NYSE pursuant to the Merger Agreement;

(iii)    approve and, as reasonably necessary, proper or advisable on its part under Applicable Laws, to the extent legally within their power, complete, prior to the Closing Date, the merger of all of the issued and outstanding shares of Nectarine by HoldCo, pursuant to which Nectarine would become a wholly-owned direct subsidiary of HoldCo and each share of Nectarine’s capital stock held by Nectarine’s shareholders (excluding shares held by the Founding Controlling Parent Shareholders contributed to HoldCo in the Nectarine Contribution) will be converted into the right to receive 1 share of HoldCo (the “Restructuring Merger of Shares”);

(iv)    approve and, as reasonably necessary, proper or advisable on its part under Applicable Laws, to the extent legally within their power, complete the First Merger, pursuant to which Apple would become a wholly-owned direct subsidiary of Merger Sub I (the “First Merger”);

(v)     approve and, as reasonably necessary, proper or advisable on its part under Applicable Laws, to the extent legally within their power, complete the Second Merger, pursuant to which Apple would become a wholly-owned direct subsidiary of HoldCo (the “Second Merger”);

(vi)    cooperate and assist, as reasonably necessary, proper or advisable on its part under Applicable Laws for the preparation and filing, as well as the execution and delivery of any such additional documents, reports or materials required from them by Applicable Laws or regulations to cause the Nectarine Contribution, the Restructuring Merger of Shares and the Mergers, as contemplated by the Merger Agreement to be consummated; and

(vii)   in furtherance, and not in limitation, of the foregoing clauses (i) through (vi), (A) attending or, if applicable, causing a proxy to attend all board and shareholders’ meetings and voting at such board and shareholders’ meetings in favor of the Nectarine Contribution, the Restructuring Merger of Shares, the Mergers, (B) executing protocols and justifications of merger that are required from them by Applicable Laws or regulations, (C) duly calling, convening or causing shareholders’ meetings of Nectarine and HoldCo to be held, or executing and delivering written stockholder consents, and (D) causing to be present as a director, when applicable, and the approving of the Nectarine Contribution, the Restructuring Merger of Shares and the Mergers.

Section 3.02.   Shareholders’ Agreement. Each of the Founding Controlling Parent Shareholders acknowledges and agrees that Articles V, VI and VII of the Shareholders’ Agreement shall be inapplicable to the transactions contemplated by this Agreement and the Merger Agreement, and each Party hereby waives any and all rights, and agrees that it shall not exercise any rights, under Articles V, VI or VII of the Shareholders’ Agreement, in each case with respect to the transactions contemplated by this Agreement and the Merger Agreement. Within five (5) Business Days following the Previous Meeting held pursuant to Section 3.01(b), the Controlling Parent Shareholders shall (i) deliver the minutes from such Previous Meeting to Nectarine and (ii) request that Nectarine file such minutes at Nectarine’s headquarters. Nectarine shall as promptly as practicable file such minutes at its headquarters. Each of the Founding Controlling Parent Shareholder agrees that it will not revoke or amend in any way the approval of the Nectarine Contribution, the Restructuring Merger of Shares or the Mergers at the Shareholders’ Meeting held pursuant to Section 3.01. Each of the Founding Controlling Parent Shareholders agrees not to amend or modify the Shareholders’ Agreement in any manner that is adverse to Apple with respect to the Previous Meeting contemplated by Section 3.01 without Apple’s prior written consent.

Section 3.03.  HoldCo and Merger Subs Obligations. From the date hereof to the date of the consummation of the Restructuring Merger of Shares, each of the Founder Controlling Parent Shareholders agrees to cause HoldCo and the Merger Subs to perform their respective obligations under the Merger Agreement.

Section 3.04.   Illustrative Step Plan. The parties hereto agree that the actions set forth on Exhibit II (the “Illustrative Steps Plan”) shall be taken in furtherance of consummating the Nectarine Contribution, the Restructuring Merger of Shares and the Mergers and the other transactions contemplated by this Agreement and the Merger Agreement; provided that the Founder Controlling Parent Shareholders and each of their respective Affiliates may, after prior consultation with Apple, take actions inconsistent with the Illustrative Steps Plan if (i) required by Applicable Law or Order or (ii) such Person determines in its reasonable discretion that such inconsistent actions are necessary or advisable to consummate Nectarine Contribution, the Restructuring Merger of Shares or the Mergers, and in the case of this clause (ii) such inconsistent actions would not impair or materially delay the consummation of the Nectarine Contribution or the Restructuring Merger of Shares beyond the date the Parent Restructuring is contemplated to be completed in the Illustrative Steps Plan.

ARTICLE 4
Representations and Warranties

Section 4.01.   Authorization; Validity of Agreement. Utopia, Passos and FIA Veredas are duly organized, validly existing and in good standing under the laws of Brazil. Each of the Founding Controlling Parent Shareholders have the requisite capacity and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by each of the Founding Controlling Parent Shareholders and constitutes a valid and binding obligation of the Founding Controlling Parent Shareholders, enforceable against the Founding Controlling Parent Shareholders in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

Section 4.02.   Ownership. The Utopia, Passos, FIA Veredas, Luiz Seabra, Lucia Seabra, Guilherme Leal and Pedro Passos are, and, following the conclusion of the Utopia Restructuring, Felipe Leal and Ricardo Leal will be, the sole legitimate owners and have good and valid title to the Bound Shares, free and clear of any Liens other than pursuant to this Agreement or the Merger Agreement or the existing commitment involving the Founding Controlling Parent Shareholder and the Joinder Affiliate specified in Exhibit IV.  Such Founding Controlling Parent Shareholders have, and will have (subject to any succession transfer permitted hereunder) at the time of any extraordinary general meeting of Nectarine or HoldCo in connection with the Nectarine Contribution, the Restructuring Merger of Shares or the Mergers or the other transactions contemplated by the Merger Agreement, as applicable, voting power, power of disposition, power to Transfer, power to issue instructions with respect to the matters set forth herein and power to agree to all of the matters set forth in this Agreement, in each case with respect to all Bound Shares of such Controlling Parent Shareholder, subject to Applicable Laws and the terms of this Agreement. As of the date hereof the Bound Shares represent

(i) 50,54652262% of the total voting capital stock of Nectarine, equivalent in the aggregate to 218,058,616 shares of Nectarine; and (ii) 100% of the capital stock of HoldCo. The Bound Shares of Nectarine held by each Founding Controlling Parent Shareholder as of the date hereof is set forth opposite such Founding Controlling Parent Shareholders’ name on Schedule A hereto. The Bound Shares are sufficient to approve each of the actions required to be taken pursuant to this Agreement. The Founding Controlling Parent Shareholders have and will have at all times throughout the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 3.01, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Bound Shares.

Section 4.03.   No Violation. The execution and delivery of this Agreement by the Founding Controlling Parent Shareholders do not, and the performance by the Founding Controlling Parent Shareholders of their obligations under this Agreement will not (x) conflict with or violate any Applicable Law or, as applicable, any certificate or articles of incorporation, bylaws or other equivalent organizational documents of the Founding Controlling Parent Shareholders or Parent, HoldCo or any of the other Parent Entities, (y) violate or constitute a default under any of the terms, conditions or provisions of any Contract to which any Founding Controlling Parent Shareholder is a party or accelerate any Controlling Parent Shareholder’s obligations under any such Contract or (z) result in the creation of any Lien on the Bound Shares. No consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by any Founding Controlling Parent Shareholder or the performance by such Founding Controlling Parent Shareholder of its obligations hereunder.

Section 4.04.   Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of the Founding Controlling Parent Shareholders, threatened against or affecting the Founding Controlling Parent Shareholders and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of any Founding Controlling Parent Shareholder to perform their obligations hereunder or under the Merger Agreement or to consummate the transactions contemplated hereby on a timely basis. As of the date of hereof, there is no outstanding Order imposed upon any Founding Controlling Parent Shareholder that would reasonably be expected to impair the ability of any Founding Controlling Parent Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

ARTICLE 5
Covenants

Section 5.01.   No Inconsistent Agreements. The Founding Controlling Parent Shareholders hereby covenant and agree that, except for this Agreement, the Founding

Controlling Parent Shareholders (a) have not entered into, and shall not enter into at any time prior to the termination of this Agreement, any voting agreement or voting trust with respect to the Bound Shares that would prevent them from performing their obligations under this Agreement, (b) have not granted, and shall not grant at any time prior to the termination of this Agreement, a proxy, consent or power of attorney with respect to the Bound Shares that would prevent them from performing their obligations under this Agreement; and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of the Founding Controlling Parent Shareholders contained herein untrue or incorrect or have the effect of preventing or disabling the Founding Controlling Parent Shareholder from performing any of their obligations under this Agreement.

Section 5.02.   Prohibition on Transfers. Except for the Utopia Restructuring referred to in Section 8.01 and/or any transfer resulting from legal or testamentary succession pursuant to Section 2.02(b) above, until the earlier of (a) each of the Mergers shall have become effective in accordance with the terms of the Merger Agreement and (b) the termination of this Agreement, the Founding Controlling Parent Shareholders agree that they shall not Transfer or cause or permit the Transfer of any of the Bound Shares or any other interest therein, except as permitted pursuant to Section 2.02(b) of this Agreement or necessary to consummate the obligations undertaken hereby. Any Transfer in violation of this provision shall be void ab initio. A Person shall be deemed to have effected a “Transfer” of a Bound Share if such Person directly or indirectly (i) sells, pledges, encumbers, exchanges, converts, assigns, grants an option with respect to, transfers, tenders or otherwise disposes of such Bound Share or any interest in such Bound Share (including by gift, merger or operation of law), or (ii) enters into an agreement, arrangement or commitment providing for the sale of, pledge of, encumbrance of, exchange of, conversion of, assignment of, grant of an option with respect to, transfer, tender of or other disposition of such Bound Share or any interest therein (including by gift, merger or operation of law.

Section 5.03.   No Solicitation; Other Offers.

(a)   The Founding Controlling Parent Shareholders shall not, and shall cause their respective Representatives not to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Parent Acquisition Proposal (as defined in the Merger Agreement), (ii) enter into or participate in any discussions or negotiations with, furnish any non-public information relating to Nectarine or any of its Subsidiaries or afford access to the business, properties, assets, books or records of Nectarine or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that is seeking to make, or has made, a Parent Acquisition Proposal, (iii) amend or grant any waiver or release under or fail to enforce any standstill or similar agreement with respect to any class of equity securities of Nectarine or any of its Subsidiaries, (iv) recommend, adopt or approve or publicly propose to recommend, adopt or approve a Parent Acquisition Proposal or vote or tender any Bound Shares in favor or support of a Parent Acquisition Proposal; or (v) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other agreement relating to a Parent Acquisition Proposal.

Section 5.04.  No Adverse Board Recommendation. The Founding Controlling Parent Shareholders hereby undertake not to request, induce or in any other way cause Nectarine’s board of directors to withdraw, revoke or modify in a manner adverse to the transactions contemplated hereby or thereby, or publicly propose to withdraw, revoke or modify in a manner adverse to the transactions contemplated hereby or thereby, the approval by the board of directors of Parent of the Merger Agreement and the transactions contemplated thereby. For the avoidance of doubt, each Founding Controlling Parent Shareholder hereby agrees that any adverse recommendation, opinion or position of Nectarine’s Board shall not limit or modify its obligations under this Agreement. Each Founding Controlling Parent Shareholder further agrees that any recommendation by an independent committee regarding the exchange ratio applicable to the Restructuring Merger of Shares shall not limit or modify its obligations under this Agreement.

Section 5.05.   Disclosure; Filings. Each of the Founding Controlling Parent Shareholders hereby authorizes Apple and the Parent Entities to publish and disclose in any announcement or disclosure required by the SEC, the CVM, or other Governmental Authorities and in the Form F-4 and the Joint Proxy Statement/Prospectus and the filings required for the Nectarine Contribution and the Restructuring Merger of Shares, each Controlling Parent Shareholder’s identity and ownership of the Bound Shares and the nature of each Controlling Parent Shareholder’s obligations under this Agreement, to the extent that such information is required be disclosed by Applicable Law in any filings with or notices to Governmental Authorities required to be filed or made in connection with the contemplated transactions under Applicable Law. Each of the Parent Entities hereby authorizes each Founding Controlling Parent Shareholder to disclose in any disclosure required by any Governmental Authority the identity of the Parent Entities and the nature of the Parent Entities’ obligations under this Agreement. Each of the Founding Controlling Parent Shareholders hereby agrees to provide to Governmental Authorities such additional information as may be necessary or appropriate in connection with any filings with or approvals sought from such Governmental Authorities pursuant to the Merger Agreement, including the Required Competition Approvals.

Section 5.06.   Further Assurances. Subject to the terms and conditions of this Agreement, upon the request of Apple, each Founding Controlling Parent Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or appropriate to comply with the its obligations under this Agreement.

Section 5.07.   Founding Controlling Parent Shareholders Representative. Each Founding Controlling Parent Shareholder hereby grants to officers designated by Nectarine and HoldCo a power of attorney, in the form attached hereto as Exhibit III, which original and notarized copies are delivered to Nectarine on the date hereof, except for the powers of attorney granted by Lucia Seabra, Felipe Leal and Ricardo Leal that shall be delivered to Nectarine within ten (10) days as from the date hereof. The Founding Controlling Parent Shareholders also undertake to deliver to Nectarine, within thirty (30) days as from the date hereof, a certified translation of each of the powers of attorney granted pursuant to this Section 5.07 into Portuguese, prepared and signed by a sworn public translator. If for any reason prior to End Date  the officers of Nectarine and/or Holdco that received the powers-of-attorney from the Founding Controlling Parent Shareholders cease to be officers of Nectarine and/or Holdco, each of the Founding Controlling Parent Shareholder agrees to execute and deliver to Nectarine, within ten (10) Business Days from the date such officers ceased to hold their positions in Nectarine’s and/or Holdco’s management, a replacement separate written instrument in the form attached hereto as Exhibit III, accompanied by its certified translation pursuant to this Section 5.07. If necessary, each Founding Controlling Parent Shareholder agrees to execute and deliver to Nectarine, five (5) Business Days prior to the expiration of such notarized instrument, a replacement separate written instrument in the form attached hereto as Exhibit III with an expiration date no earlier than the End Date prior to the expiration date of the first power of attorney.

ARTICLE 6
Indemnification

Section 6.01.   Indemnification. The Founding Controlling Parent Shareholders hereby irrevocably and unconditionally agree to, severally, indemnify and hold Nectarine and/or its Affiliates (including, after the consummation of the Restructuring Merger of Shares, HoldCo), as well as their respective officers, directors, employees and their successors and permitted assignees (each an “Indemnified Party”, and, collectively, the “Indemnified Parties”) harmless from and against any and all losses, damages, liabilities, charges, costs or expenses of any nature (including, but not limited to, reasonable attorney fees and court costs, interest, Taxes or other penalties) (“Losses”) incurred or suffered by any Indemnified Party arising from or relating to:

(a)   any misrepresentation or breach of warranty, or non-fulfillment of or failure to perform any covenant or agreement contained in this Agreement by any of the Founding Controlling Parent Shareholders; and

(b)   any contingencies, losses, liabilities or costs resulting, directly or indirectly, from Taxes levied on the capital reserve created as a result of the subscription of Holdco shares by the Controlling Parent Shareholders and the contribution in kind of Nectarine shares to Holdco.

Section 6.02.   Mitigation of Losses. Upon occurrence of any indemnifiable event pursuant to Section 6.01, the relevant Indemnified Party shall endeavor its reasonable best efforts to mitigate, in good faith and to the extent possible, the actual Loss to be eventually indemnified.

Section 6.03.  Participation in the Defense. Upon reasonable request of the Founding Controlling Parent Shareholders, the Indemnified Party agrees to, in good faith and to the extent possible, keep the Founding Controlling Parent Shareholders duly informed with respect to the progress of any indemnifiable event pursuant to Section 6.01.

Section 6.04.   Payment of Indemnification. Upon occurrence of any indemnifiable event pursuant to Section 6.01, the relevant Indemnified Party shall notify the Founding Controlling Parent Shareholders in writing within thirty (30) days following the date in which any Loss becomes due, and the Founding Controlling Parent Shareholders shall pay the indemnification amount corresponding to the Loss suffered by the Indemnified Party within thirty (30) days following receipt of such notice. The parties hereby agree that a Loss will be considered due upon: (i) in the event it does not involve a third-party claim, the receipt of a notice sent by the Indemnified Party informing of such Loss, in case the applicable claim notice is not disputed by the Founding Controlling Parent Shareholders (and if disputed, upon mutual agreement by the Parties of final decision pursuant to Section 8.07 hereof); (ii) in the event it involves a third-party claim, (x) the conclusion of the claim by means of a settlement or similar; or (y) any final judgment or award that has been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired or it is not subject to further appeals.

ARTICLE 7
Termination

Section 7.01.  Termination. This Agreement shall remain in full force and effect until the Merger Agreement shall have been validly terminated pursuant to Section 10.01 thereof (other than a termination arising from a violation of the obligations set forth in this Agreement), whereupon this Agreement is automatically terminated without the need of any further action by the Parties.

Section 7.02.  Effect of Termination. If this Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no effect without liability of any Party (or any stockholder or representative of such party) to each other Party hereto, except for this Section 7.02, the indemnification obligations of the Founding Controlling Parent Shareholders set forth in Section 6.01, and Article 8, each of which shall survive for the applicable statute of limitation. Notwithstanding the foregoing, nothing set forth in this Section 7.02 or elsewhere in this Agreement shall relieve any Founding Controlling Parent Shareholder or Parent Entity from liability to each other, or otherwise limit the liability of a Founding Controlling Parent Shareholder or Parent Entity to each other under Article 6 of this Agreement, for any breach of this Agreement prior to such termination.

ARTICLE 8
Miscellaneous

Section 8.01.  Utopia Restructuring. The Parties hereby (i) agree and acknowledge that Utopia has undertaken a capital reduction whereby the totality of Nectarine’s shares owned by Utopia were transferred to Guilherme Leal, Ricardo Leal and Felipe Leal pending registration with the competent Board of Trade, and (ii) expressly consent to such transfer (“Utopia Restructuring”). For the purposes of this Agreement, following the conclusion of Utopia Restructuring, Guilherme Leal, Ricardo Leal and Felipe Leal shall each be deemed a Successor pursuant to Section 2.02 above and all of Nectarine’s shares held by any of Guilherme Leal, Ricardo Leal and Felipe Leal shall be deemed to be Bound Shares.

Section 8.02.   Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Antonio Luiz da Cunha Seabra and/or Lúcia Helena Rios Seabra, to:

Rua Amauri n.º 255, 17th floor
01448-000
Attention:	Antonio Luiz da Cunha Seabra
E-mail:	luizseabra@natura.net

if to Utopia Participações S/A, Guilherme Peirão Leal, Felipe Pedroso Leal and/or Ricardo Pedroso Leal, to:

Rua Amauri n.º 255, 17th floor
01448-000
Attention:	Guilherme Peirão Leal
E-mail:	guilhermeleal@natura.net

if to Passos Participações S/A, to:

Rua Amauri n.º 255, 9th floor
01448-000
Attention:	Pedro Luiz Barreiros Passos
E-mail:	pedropassos@natura.net

if to FIA Veredas, to:

Rua Amauri n.º 255, 9th floor
01448-000
Attention:	Guilherme Ruggiero Passos
E-mail:	guilhermepassos@animainvestimentos.com.br

if to Nectarine, to:

Natura Cosméticos S.A.
Avenida Alexandre Colares, n°. 1188, Vila Jaguara
Sao Paulo, SP, 05106-000
Brazil
Attention:	Itamar Gaino Filho
E-mail:	itamargaino@natura.net

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Daniel Brass
E-mail:	daniel.brass@davispolk.com

and with a copy (which shall not constitute notice) to:

Pinheiro Neto Advogados
Rua Hungria, 1100
São Paulo, SP, 01455-906
Brazil
Attention:	Henrique Lang
E-mail:	hlang@pn.com.br

if to Apple, to:

Avon Products, Inc.
1 Avon Place
Suffern, NY
Attention:	Ginny Edwards
E-mail:	ginny.edwards@avon.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention:	Ting S. Chen, Esq.
E-mail:	TChen@cravath.com

or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 8.03.   Amendments and Waivers.  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective.

(b)            No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 8.04.   Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 8.05   Binding Effect; Benefit; Assignment. The provisions of this Agreement, shall be binding upon and shall inure solely to the benefit of the Parties and their respective Successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns.

Section 8.06. Governing Law. This Agreement and all actions (whether in contract or tort) based on, arising out of or relating to the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil, regardless of the Applicable Law that might otherwise govern under applicable principles of conflicts of law rules thereof.

Section 8.07.  Jurisdiction. Any and all disputes, controversies or claims arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby, including as to the formation, existence, validity, enforceability, interpretation, performance, breach and/or termination of this Agreement, between the Parties, as well as successors to such Parties (“Dispute”), shall be referred to and finally resolved, exclusively, except in limited circumstances provided in Sections 8.07(g) and 8.07(h), by arbitration, administered by the International Court of Arbitration of the International Chamber of Commerce (“ICC”), in accordance with its Rules of Arbitration in effect at the time the arbitration is initiated (“Rules”), and, on a subsidiary basis, with Law 9.307/96, except as they may be modified by mutual agreement of the Parties or as otherwise modified in this Section 8.07. Each of the Parties agrees that it will not attempt to challenge, deny or defeat the jurisdiction of the Arbitral Tribunal or bring any action, suit or proceeding arising out of, relating to or in connection with this Agreement, or the transactions contemplated hereby, or the formation, existence, validity, enforceability, interpretation, performance, breach and/or termination of this Agreement, in any court or before any tribunal or Governmental Authority, other than before the Arbitral Tribunal pursuant to this Section 8.07 (except for actions, suits or proceedings brought to enforce any award of the Arbitral Tribunal and except in limited circumstances provided in Sections 8.07(g) and 8.07(h)).

(a)   The arbitration shall be conducted by an arbitral tribunal (the “Arbitral Tribunal”) composed of three arbitrators. One arbitrator shall be nominated by the claimant(s), and one arbitrator shall be nominated by the respondent(s). The party requesting arbitration shall nominate its arbitrator concurrently with such request and the other party  shall do so within fifteen calendar days from receipt of the request for arbitration.  In the event that for any reason a party fails to nominate an arbitrator or deliver notification of such nomination to the other party and to the ICC within this time period, upon request of the other party, such arbitrator shall instead be appointed by the ICC within fifteen calendar days of the ICC receiving such request in accordance with the ICC Rules.  The two arbitrators appointed in accordance with the above provisions shall nominate by mutual agreement the third arbitrator and notify the parties and the ICC in writing of such nomination within fifteen calendar days of their appointment.  If the first two appointed arbitrators fail to nominate a third arbitrator or notify the other party and the ICC of that nomination within this time period, then, upon request of the  relevant party, the third arbitrator shall be appointed by the ICC within fifteen calendar days of the ICC receiving such request in accordance with the Rules.  The third arbitrator shall serve as chairman of the Arbitral Tribunal.

(b)   The seat, or legal place, of arbitration shall be the city of São Paulo, State of São Paulo, Brazil, and the language to be used in the arbitral proceedings shall be English, and all evidence that is produced in Portuguese must be translated into English. The governing law of this agreement to arbitrate shall be the law of the Federative Republic of Brazil.

(c)   Each arbitrator shall be (i) qualified to practice law in the Federative Republic of Brazil, (ii) fluent in the English language, (iii) independent of the Parties and (iv) a lawyer or retired judge with at least fifteen years’ experience practicing in Brazil in mergers and acquisitions (which may, for the avoidance of doubt, include a litigator with at least fifteen years’ experience practicing in Brazil handling mergers and acquisitions disputes).  Without limiting the generality of the foregoing, no arbitrator shall be an employee, officer, director, consultant, contractor or other service provider of Parties or of their respective affiliates, nor shall any arbitrator have any interest that would be affected in any material respect by the outcome of the dispute.

(d)   The arbitration shall be conducted in an expedited manner. There shall be one round of pre-hearing submissions by each of the parties, submitted simultaneously, and one reply submission by each of the parties, submitted simultaneously.  The deadline set for first round pre-hearing submissions shall be set by the Arbitral Tribunal, but in no event shall be more than 90 days from the date of submission of the matter to the Arbitral Tribunal.  The deadline set for reply submissions shall be set by the Arbitral Tribunal, but in no event shall be more than 45 days from the date first round pre-hearing submissions are due.  The arbitration hearing shall be held on the date set by the Arbitral Tribunal, but in no event shall the hearing date be more than 30 days from the date reply submissions are due.  There shall be no submissions, including any post-hearing submissions, considered by the Arbitral Tribunal other than the first round pre-hearing and reply submissions referred to above. The Arbitral Tribunal shall endeavor to render its Award within 60 days of the last day of the arbitration hearing. The Arbitral Tribunal shall have sole discretion as to the establishment of deadlines for any arbitration, provided, however, that the Arbitral Tribunal may not extend any deadline beyond those established above in this clause (d); provided, further, however, that failure of the Arbitral Tribunal to comply with any time period set out in this Section 8.07 shall not affect in any way the jurisdiction of the Arbitral Tribunal or the validity of its Award, including in connection with the timeframe for the Arbitral Tribunal to render its Award, which shall, in any case, be in accordance with the Rules. Any application for the correction, interpretation or completion of omission of the Award under the Rules and the Law n° 9.307/96 shall be filed within 10 calendar days from the date of notification of the Award. The Arbitral Tribunal may grant a maximum period of time of 5 calendar days to the other party to respond and the Arbitral Tribunal shall render its decision within 10 calendar days therefrom or from the date of receipt of the application if it decides not to grant a time limit for response.

(e)   Any request for production of documents or other information shall be subject to the express authorization of the Arbitral Tribunal, which shall endeavor to ensure that any such requests are as limited and disciplined as is consistent with the just resolution of the dispute, controversy or claim

(f)   Each of the Parties hereby agree that the Arbitral Tribunal shall have the power to award equitable remedies, including specific performance, injunctive relief, declaratory judgements or other equitable relief, and is specifically empowered to order the Parties to take any and all actions contemplated or required by this Agreement, or in connection with the transactions contemplated hereby, to consummate the Nectarine Restructuring, the First Merger and the Second Merger (including, in connection therewith, the convening of board meetings and meetings of shareholders, the giving of notice of such meetings, the assistance for preparation, distribution, publication and presentation of materials for such meetings (including any required appraisal reports, financial statements, merger protocols and management proposals (and engaging and/or ratifying advisors, auditors, appraisers and other third parties in connection therewith)), the causing to be present as a director and the approving of, the Nectarine Restructuring, the First Merger, the Second Merger and the other transactions contemplated hereby, the causing to be present and the voting of shares or capital stock of any entity held by the Founding Controlling Parent Shareholders at such meetings to approve the Nectarine Restructuring, the First Merger, the Second Merger and the other transactions contemplated hereby, the registration and publication of minutes of such meetings, the securing of waivers from Governmental Authorities in connection with such meetings, the execution and delivery of written consents, the taking of the actions set forth on the Illustrative Steps Plan and any other actions necessary or advisable to consummate Nectarine Restructuring, the First Merger and the Second Merger), in each case in accordance with, and subject to the terms and conditions of, this Agreement. The decisions, judgments, awards, rulings or orders rendered by the Arbitral Tribunal acting by a majority (including for equitable relief, injunctive relief, specific performance or monetary damages) (each, an “Award”) shall be in writing and fully enforceable against, and final, nonappealable and binding on, the Parties and their respective successors and assigns. Each Award of the Arbitral Tribunal shall be unreviewable for error of law or fact or legal reasoning of any kind. Each of the Parties waive any form of appeal against any Award of the Arbitral Tribunal. The Parties undertake to carry out each Award of the Arbitral Tribunal without delay and waive their right to any form of recourse. Judgment upon any Award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets and, to the maximum extent permitted by Applicable Law, each of the Parties agree that any court of competent jurisdiction in which enforcement of the Award is sought shall have power to enforce the relief awarded by the Arbitral Tribunal, regardless of whether such relief is characterized as legal, equitable or otherwise.

(g)   Before the commencement of the arbitration, the Parties may request provisional and/or urgent measures to the courts in accordance with Section 8.07(h) or to the Emergency Arbitrator (as defined in the Rules), in accordance with the Rules. After the commencement of arbitration, all provisional and/or urgent measures shall be requested directly to the Arbitral Tribunal, which may sustain, modify and/or revoke any measures previously granted by the courts in accordance with Section 8.07(h) or to the Emergency Arbitrator (as defined in the Rules), as the case may be.

(h)   Provisional and/or urgent measures prior to the commencement of the arbitration, as well as enforcement actions and actions to enforce the Award, or any other judicial measure available under Law 9.307/96, when applicable, may be requested, to the competent judicial courts of São Paulo, State of São Paulo, Brazil, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Requesting any judicial measure available under Law 9.307/96 shall not be construed as a waiver of the rights under this clause or to arbitration as the sole dispute resolution mechanism.

(i)   In order to facilitate the comprehensive resolution of related disputes and to avoid inconsistent decisions in related disputes, upon request of any party to an arbitration proceeding commenced pursuant to this Section 8.07, any dispute, controversy or claim subsequently noticed for arbitration under the provisions of this

Section 8.07 may be consolidated with the earlier-commenced arbitration proceeding, as determined within the discretion of the arbitral tribunal appointed in the first-commenced arbitration proceeding.  The arbitral tribunal appointed in the first-commenced arbitration proceeding may consolidate such arbitrations if it determines that (i) the proceedings are compatible, and (ii) there is no unjustifiable harm caused to one of the parties to the consolidated arbitrations.  If the first-appointed arbitral tribunal determines that the arbitrations shall be consolidated, the first-appointed arbitral tribunal shall have jurisdiction over the consolidated arbitration to the exclusion of any other arbitrator or arbitral tribunal and any appointment of another arbitrator in relation to the other arbitrations will be deemed to be functus officio. Any such termination of an arbitrator’s appointment shall be without prejudice to: (i) the validity of any act done or order made by that arbitrator or by the ICC in support of that arbitration before the termination of his appointment; (ii) his entitlement to be paid his proper fees and disbursements; and (iii) the date when any claim or defense was raised for the purpose of applying any limitation bar or any similar rule or provision.

(j)   The expenses of the arbitral proceedings, including, but not limited, to the administrative costs of the ICC and arbitrators’ fees, when applicable, shall be borne by each party as per the Rules. Upon rendering the Award, the Arbitral Tribunal, in its discretion, may allocate among the parties to the arbitration all costs of the arbitration, including the fees and expenses of the arbitrators and reasonable attorney’s fees, expert witness expenses and other costs incurred by the parties.

(k)   In the event that one or more Parties requests provisional and/or urgent measures to the courts in accordance with Section 8.07(h), process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court, including as provided for in Section 8.07(n). The Parties agree that a final judgment in any suit, action or proceeding brought in accordance with Section 8.07(h) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(l)   The Parties agree that the arbitral proceedings shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed other than to the Arbitral Tribunal, the ICC, the Parties, their counsel, accountants and auditors, insurers and re-insurers, financial advisors, representatives and any person necessary to the conduct of the proceeding.  The confidentiality obligations shall not apply (i) if disclosure is required by Applicable Law, rule or regulation or (ii) as far as disclosure is necessary or appropriate to enforce the rights arising out of the award.

(m)   The agreement to arbitrate under this Section 8.07 shall be specifically enforceable. The Parties irrevocably submit to the exclusive personal jurisdiction of the competent judicial courts of São Paulo, State of São Paulo, Brazil, for the limited purpose of enforcing this agreement to arbitrate, including any action to compel arbitration or to stay or enjoin any action or proceeding commenced or prosecuted in violation of this Section 8.07, and irrevocably waive any objection to venue for such a proceeding in such court (including but not limited to an objection based on the doctrine of forum non conveniens).  Each party’s agreement to this arbitration is voluntary.

(n)   Each Party to this Agreement irrevocably consents to service of process by registered mail to such party’s respective address set forth above in Section 8.01, including for proceedings regarding the recognition and enforcement of any award resulting from an arbitration brought pursuant to this Section 8.07 or any judgment, of any jurisdiction, resulting therefrom, and for enforcement of the agreement to arbitrate set forth in this Section 8.07.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Applicable Law.

Section 8.08. Entire Agreement. This Agreement constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof.

Section 8.09.  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.10.  Specific Performance. The Parties hereby acknowledge and agree that all obligations undertaken or arising hereunder are subject to specific performance within the terms of the Brazilian Code of Civil Procedure.

IN WITNESS WHEREOF, the Parties have duly executed and delivered, by their duly authorized legal representatives, in seven (7) counterparts of equal content and form, in the presence of the two (2) witnesses below, this Agreement on the date first written above.

[The remainder of this page has been intentionally left blank; signature pages follow.]

[Signature page to Voting and Support Agreement]

ANTONIO LUIZ DA CUNHA SEABRA

/s/ ANTONIO LUIZ DA CUNHA SEABRA

[Signature page to Voting and Support Agreement]

LUCIA HELENA RIOS SEABRA

/s/ LUCIA HELENA RIOS SEABRA

[Signature page to Voting and Support Agreement]

GUILHERME PEIRÃO LEAL

/s/ GUILHERME PEIRÃO LEAL

[Signature page to Voting and Support Agreement]

PEDRO LUIZ BARREIROS PASSOS

/s/ PEDRO LUIZ BARREIROS PASSOS

[Signature page to Voting and Support Agreement]

UTOPIA PARTICIPAÇÕES S.A.

By:	/s/ PEDRO VILLARES	By:	/s/ GUILHERME PEIRÃO LEAL
	Name:		Name:
	Title:		Title:

[Signature page to Voting and Support Agreement]

FELIPE PEDROSO LEAL

/s/ GUILHERME PEIRÃO LEAL

[Signature page to Voting and Support Agreement]

RICARDO PEDROSO LEAL

/s/ GUILHERME PEIRÃO LEAL

[Signature page to Voting and Support Agreement]

PASSOS PARTICIPAÇÕES S.A.

/s/ PEDRO LUIZ BARREIROS PASSOS

[Signature page to Voting and Support Agreement]

FUNDO DE INVESTIMENTO DE AÇÕES VEREDAS–INVESTIMENTO NO EXTERIOR

By:		By:	/s/ Guilherme Ruggiero Passos
	Name:		Name:
	Title:		Title:

[Signature page to Voting and Support Agreement]

AVON PRODUCTS, INC.

By:	/s/ Ginny Edwards
	Name:	Ginny Edwards
	Title:	Deputy General Counsel & Interim Lead General Counsel

[Signature page to Voting and Support Agreement]

NATURA HOLDING S.A.

By:	/s/ José Antonio de Almeida Filippo
	Name:	José Antonio de Almeida Filippo
	Title:	Executive Officer

By:	/s/ Itamar Gaino Filho
	Name:	Itamar Gaino Filho
	Title:	Executive Officer

[Signature page to Voting and Support Agreement]

NATURA COSMÉTICOS S.A.

By:	/s/ José Antonio de Almeida Filippo
	Name:	José Antonio de Almeida Filippo
	Title:	Chief Financial and Investor Relations Officer

By:	/s/ Itamar Gaino Filho
	Name:	Itamar Gaino Filho
	Title:	Chief Legal Officer